Exhibit 99.1

Company Press Release
July 2, 2018		Flowers Foods (NYSE: FLO)

FLOWERS FOODS APPOINTS RYALS MCMULLIAN CHIEF OPERATING OFFICER

THOMASVILLE, Ga. – Flowers Foods (NYSE: FLO), producer of Nature’s Own, Wonder, Tastykake, Dave’s Killer Bread, and other bakery foods, today announced the appointment of Ryals McMullian to the newly created role of chief operating officer (COO), effective June 27, 2018. McMullian, who had been serving as chief strategy officer, will continue to report to Allen L. Shiver, Flowers Foods’ president and CEO.

In this role, McMullian will be responsible for executing the company’s strategies to drive growth and expand margins through cost savings and operating efficiencies under Project Centennial. He will oversee the company’s two business units (Fresh Packaged Bread and Snacking/Specialty), Supply Chain, and Sales. In addition, he will maintain oversight of Corporate Strategy and Ventures and Communications. Finance, Legal, Marketing, and Human Resources will continue to report to Shiver.

“Over the past year, Flowers has been transitioning to a new organizational structure designed to remove complexity and costs from our business and provide greater focus on the consumer. The appointment of a COO increases operational visibility and accountability, making us a more effective organization,” Shiver said. “We are pleased to have an executive of Ryals’ caliber in this important new leadership role. Throughout his 15-year tenure at Flowers, Ryals has developed a deep understanding of our business and operations, successfully identified exciting new areas for growth like Dave’s Killer Bread and proven his ability to drive meaningful change and lead our team. Over the last two years, he has directed the company’s transformation under Project Centennial. As COO, he will be responsible for executing our long-term strategic initiatives, driving operating results that enhance profitability, and holding our team accountable for results.”

McMullian said, “We’ve made good progress under Project Centennial, but there is much more to be done. In addition to identifying new avenues for growth, my immediate focus will be on generating additional cost savings across all areas of the company. Working closely with Allen and the leadership team, we intend to take decisive action to further improve our efficiency and profitability while fostering a working environment that is both challenging and exciting. I am honored to serve our shareholders, customers, board of directors, and employees in this capacity. I look forward to helping our team achieve the company’s strategic objectives to strengthen our competitive position, drive revenue growth and ultimately enhance shareholder value.”

McMullian, 48, who joined the company in 2003, has served as chief strategy officer since May 2017. Prior to that he served as vice president of mergers and acquisitions and deputy general counsel, vice president and associate general counsel, and as associate general counsel. Prior to joining Flowers, McMullian was corporate associate in the Business Practice Group at Jones Day. He holds a master’s degree in business administration, a juris doctor, and a bachelor’s degree in finance and real estate from Florida State University.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2017 sales of $3.9 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, Dave’s Killer Bread, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253                Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, (m) product recalls or safety concerns related to our products, and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.